EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 72 to the Registration Statement (File Nos. 333-126328 and 811-21780) (the “Registration Statement”) of MFS® Series Trust XII (the “Trust”), of my opinion dated March 22, 2022, appearing in Post-Effective Amendment No. 70 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on March 22, 2022.

Djanira Leal
Djanira Leal
Assistant Counsel

Boston, Massachusetts

August 25, 2022